Exhibit 10.106
                               FIRST AMENDMENT TO
                            AIRCRAFT LEASE AGREEMENT

THIS FIRST AMENDMENT TO AIRCRAFT LEASE AGREEMENT ("Amendment") is dated effective as of February 8, 2002 ("Effective Date"), and is entered into between GCI COMMUNCIATION CORP., an Alaska corporation ("GCI" and "Lessee") and 560 COMPANY, INC., an Alaska corporation ("Lessor").

                                   WITNESSETH:

WHEREAS, GCI and Lessor entered into an Aircraft Lease Agreement dated as of January 22, 2001 ("Agreement");

WHEREAS, the Agreement relates to the following-described aircraft, together with all equipment and accessories attached thereto or used in connection therewith (collectively, "Aircraft"):

         Make/model:       Cessna Citation V (C560)
         Registration:     N560ER
         Serial no.:       560-0003
         Engines:          Pratt & Whitney JT15D-5A
         Serial no.:       Left 108003  Right 108535

WHEREAS, the parties have agreed that certain provisions of the Agreement be amended upon the terms and conditions set forth below;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions, Generally. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

SECTION 2. Amendment to Section 3A. Section #3A of the Agreement shall be amended and restated in its entirety as follows:

     A. Effective as of January 1, 2002, GCI shall pay rent to Lessor at the rate of US$50,000.00 per month "dry" plus sales/use tax if applicable, without demand, offset, deduction or counterclaim. Payments of each month's rental shall be made on or before the first (1st ) day of each month, in advance. The monthly rental payment for the first and last month shall be prorated on an actual day's basis, and any unused funds after a proper termination shall be refunded to Lessee in full except as otherwise provided herein.

SECTION 3. Amendment to Section 3B. Section #3B of the Agreement shall be amended and restated in its entirety as follows:

     B. In addition to the monthly payment, GCI shall grant to Lessor an option to purchase 250,000 shares of General Communication, Inc., Class A Common Stock ("Stock"), no par value, at $6.50 per share, in the form set forth as Exhibit A hereto. Lessor may sell to GCI the Stock arising from such option, so long as all proceeds from any such sale are used first to retire the Deposit (defined in Section 3C below). Alternatively, if Lessor desires not to exercise the option, Lessor may surrender the right to purchase all or a portion of the Stock subject to the option agreement to GCI, whereupon the "in the money" value (calculated by reference to the closing price of the GCI Class A common stock on the day immediately preceding the surrender) of the underlying option Stock surrendered shall be applied first toward repayment of the Deposit, with any remainder paid in cash to 560 Company. Any such sales of Stock, or such application of the "in the money" value of the Stock, to GCI shall be subject to all the covenants and limitations set forth in GCI and its affiliates' debt and preferred stock instruments, both those currently outstanding and any and all subsequently executed. If GCI (or its affiliates) is unable to obtain a waiver of any covenant or restriction that would prohibit such a Stock repurchase, then GCI's obligation to complete such a repurchase shall be waived unless and until such time as a repurchase is permissible.

SECTION 4. Amendment to Section 3C. Section #3C of the Agreement shall be amended and restated in its entirety as follows:

     C. In addition to the above payments, GCI shall provide Lessor with a one million five hundred thousand dollars ($1,500,000) deposit for the Aircraft's usage hereunder ("Deposit"). Lessor may utilize the Deposit for its general working capital needs. Upon the earlier of (i) six (6) months after the Agreement terminates, or (ii) nine (9) months after the date of the termination notice, Lessor shall repay the Deposit to GCI, without interest (except as set forth in Section 14), and in addition to any rental rebate amount owing under Section 2.

SECTION 5. New Section 8D. A new Section #8D is hereby added to the Agreement as follows:

     D. In the event that GCI is unable to or elects not to purchase the insurance coverage specified in this Section 8, GCI hereby agrees to indemnify Lessor for any difference between the amount of insurance actually acquired and the amount of insurance required by this Agreement.

SECTION 6. Entire Agreement; Ratification. THE AGREEMENT AND THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE AGREEMENT AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.


IN WITNESS WHEREOF, this Amendment is executed as of the Effective Date.


                                 GCI HOLDINGS, INC.



                                 By:
                                 /s/
                                 John M. Lowber
                                 Senior Vice President, CFO & Treasurer


                                 560 COMPANY, INC.



                                 By:
                                 /s/
                                 Ronald A. Duncan, President